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                                 EXHIBIT 21
                  List of Subsidiaries of Chiron Corporation

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                                                  JURISDICTION OF
                                                  INCORPORATION OR
SUBSIDIARY                                        ORGANIZATION
----------                                        ----------------

Cetus Generic Corporation                          Delaware, USA

Chiron B.V.                                        The Netherlands

    Cephalon Chiron B.V.                           The Netherlands

Chiron GmbH                                        Germany

Chiron France S.a.r.l.                             France

Chiron Italia S.r.l                                Italy

Chiron U.K. Ltd.                                   United Kingdom

Chiron Iberia S.A.                                 Spain

Chiron Partners, Inc.                              California, USA

Chiron Alpha Corporation                           California, USA

Chiron/Cephalon JV                                 Delaware, USA

Chiron Properties, Inc.                            California, USA

Chiron Delta Corporation                           Delaware, USA

Chiron Investment Corporation                      California, USA

Chiron (Bermuda) Ltd.                              Bermuda

Chiron Redevelopment Corp. & Co. KG                Germany

31 Corsa Verwaltungsgesellschaft GmbH              Germany

    Chiron Behring GmbH & Co                       Germany

    Chiron Behring Verwaltungsgesellschaft GmbH    Germany

Chiron S.p.A.                                      Italy

    Instituto Vaccinogen Pozzi S.p.A.              Italy

Biocine S.A.R.L.                                   France

Chiron Technologies Pty. Ltd.                      Australia

Chiron Mimotopes U.S.                              California, USA

Chiron Redevelopment Corporation                   Missouri, USA

Chiron Foreign Sales Corporation                   U.S. Virgin Islands

Chiron Funding LLC                                 Delaware, USA

Centaur Insurance Company, Inc.                    Hawaii, USA

Chiron AB                                          Sweden

Chiron Vision, Inc.                                Canada

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